UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2023

Remark Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Commerce Street Las Vegas, NV	89106	702-701-9514
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MARK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 1.01    Entry into Material Definitive Agreement.

Convertible Subordinated Debentures

On March 14, 2023, Remark Holdings, Inc. (“Remark,” “we,” “us” or “our”) entered into a debenture purchase agreement (the “Debenture Purchase Agreement”) with Ionic Ventures, LLC (“Ionic”), pursuant to which we authorized the issuance and sale of two convertible subordinated debentures in the aggregate principal amount of $2,778,000 for an aggregate purchase price of 2,500,000. The first debenture is in the original principal amount of $1,667,000 for a purchase price of $1,500,000 (the “First Debenture”), which was issued on March 14, 2023, and the second debenture is in the original principal amount of $1,111,000 for a purchase price of $1,000,000 (the “Second Debenture” and collectively with the First Debenture, the “Debentures”). The Second Debenture will be issued on the earlier of (x) the 30th day after the date of execution of the Debenture Purchase Agreement and (ii) the date of the filing of the initial Resale Registration Statement (as defined below) covering the Registrable Securities (as defined below), provided that all the conditions in the Debenture Purchase Agreement are satisfied or waived.

The Debentures accrue interest at a rate of 10% per annum, of which two (2) years of interest is guaranteed and deemed earned in full on the first day following the issuance date. The interest rate on the Debentures increases to a rate of 15% per annum if the Debentures are not fully paid, converted or redeemed by the second anniversary of each debenture (each, a “Maturity Date”) or upon the occurrence of certain trigger events (the “Trigger Events”), including, but not limited to, the suspension from trading or the delisting of our common stock from the Nasdaq Capital Market (“Nasdaq”) for three (3) consecutive trading days. If the Debentures are not fully paid or converted by their respective Maturity Dates, the original aggregate principal amount of the Debentures will be deemed to have been $3,333,600 from their issuance dates.

The Debentures automatically convert into shares of common stock at the earlier of (i) the effectiveness of the initial registration statement registering the resale of certain Registrable Securities as such term is defined in the Registration Rights Agreement (as defined below) including, without limitation, the shares issuable upon conversion of the Debentures (the “Conversion Shares”) (such registration statement, the “Resale Registration Statement”), and (ii) 181 days after the issuance date of each Debenture. The number of shares of common stock issuable upon conversion of each Debenture shall be determined by dividing the outstanding balance under each Debenture (including all accrued and unpaid interest and accrued and unpaid late charges, if any) by a conversion price that is the lower of (x) 80% (or 70% if our common stock is not then trading on Nasdaq) of the average of the two lowest volume-weighted average prices (“VWAPs”) over a specified measurement period following the conversion date (the “Variable Conversion Price”), and (y) $1.40 (the “Fixed Conversion Price”), subject to full ratchet anti-dilution protection in the event we issue certain equity securities at a price below the then Fixed Conversion Price. The Debentures are unsecured and expressly junior to any of our existing or future debt obligations. Notwithstanding anything to the contrary, under no circumstances shall the Variable Conversion Price be less than the floor price of $0.20 as specified in the Debentures. Additionally, in the event of a bankruptcy, we are required to redeem the Debentures in cash in an amount equal to the then outstanding balance of the Debentures multiplied by 120%. The Debentures further provide that we will not effect the conversion of any portion of the Debentures, and the holder thereof will not have the right to a conversion of any portion of the Debentures, to the extent that after giving effect to such conversion, the holder together with its affiliates would beneficially own more than 4.99% of the outstanding shares of our common stock immediately after giving effect to such conversion. Furthermore, we may not issue shares of common stock underlying the Debentures if such issuance would require us to obtain stockholder approval under the Nasdaq rules or until such stockholder approval has been obtained.

The offer and sale of the securities in connection with the Debentures described herein will be made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act, as amended and/or Rule 506(b) of Regulation D promulgated thereunder.

Concurrently with entering into the Debenture Purchase Agreement, we also entered into a registration rights agreement with Ionic (the “Registration Rights Agreement”), in which we agreed to file with the Securities and Exchange Commission (the “SEC”) one or more registration statements, as necessary, and to the extent permissible and subject to certain exceptions, to register under the Securities Act of 1933, as amended, the resale of the shares of our common stock issuable upon conversion of the Debentures and the shares of common stock that may be issued to Ionic if we fail to comply with our obligations in the Registration Rights Agreement. The Registration Rights Agreement requires that we file, within 15 calendar days after we file our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, the Resale Registration Statement and use commercially reasonable efforts to have the Resale Registration Statement declared effective by the SEC on or before the earlier of (i) 90 days after signing of the Registration Rights Agreement (or 120 days if such registration statement is subject to full review by the SEC) and (ii) the 2nd business day after we are notified we will not be subject to further SEC review. If we fail to file or have the Resale Registration Statement declared effective by the specified deadlines, then in each instance, we will issue to Ionic 150,000 shares of our common stock within two (2) trading days after such failure, and with respect to the Conversion Shares, we will additionally pay in cash, as liquidated damages, an amount equal to 2% of the amount then currently outstanding under the Debenture for failure to file and have the Resale Registration Statement declared effective by the same deadlines set forth above for each 30-day period after each such failure.

The foregoing descriptions of the Debenture Purchase Agreement, the Debentures and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, forms of which are filed as Exhibits 10.1, 4.1, and 10.2, respectively, and are incorporated herein by reference.

Mudrick Note Purchase Agreement

On March 14, 2023, we also entered into a Note Purchase Agreement (the “Mudrick Note Agreement”) with certain institutional lenders affiliated with Mudrick Capital Management, LP (collectively, the “Senior Lenders”). Subject to the terms and conditions of the Mudrick Note Agreement, we will issue and sell to each Holder (as defined in the Mudrick Note Agreement) certain notes payable (the “Senior Lender Notes) in the amount specified in the Mudrick Note Agreement in exchange for the cancellation of the outstanding principal balance on the existing loan under the Senior Secured Loan Agreement, dated as of December 3, 2021, as amended by the First Amendment to the Senior Secured Loan Agreement, dated as of August 3, 2022 (collectively, the “Loan Agreement”) by and among Remark, certain of our subsidiaries as guarantors and the Senior Lenders.

The Senior Lender Notes bear interest at a rate of 20.5% per annum, which shall be payable on the last business day of each month commencing on May 31, 2023. The interest rate will increase by two percent (2%) and the principal amount outstanding under the Senior Lender Notes and any unpaid interest thereon may become immediately due and payable upon the occurrence of any event of default under the Mudrick Note Agreement.

All amounts outstanding under the Senior Lender Notes, including all accrued and unpaid interest, will be due and payable in full on October 31, 2023. To secure the payment and performance of our obligations under the Mudrick Note Agreements, we have granted to TMI Trust Company, as the collateral agent on behalf of the Holders, a continuing security interest in all assets of Remark, subject to certain exceptions as set forth in the Mudrick Note Agreement.

In connection with our entry into the Mudrick Note Agreement, we agreed to an extension fee of $750,000, which amount was paid in kind by capitalizing it to the principal of the Senior Lender Notes. All unpaid interest which had accrued under the Loan Agreement to, but not including, March 14, 2023 was capitalized to the principal of the Senior Lender Notes.

The foregoing description of the Mudrick Note Agreement does not purport to be complete and is qualified in its entirety to the full text of such document, which is filed as Exhibit 10.3 and is incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02     Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit	Description
4.1	Form of Subordinated Convertible Debenture, dated as of March 14, 2023, by and between Remark Holdings, Inc. and Ionic Ventures, LLC.
10.1*	Debenture Purchase Agreement, dated as of March 14, 2023, by and between Remark Holdings, Inc. and Ionic Ventures, LLC.
10.2	Registration Rights Agreement, dated as of March 14, 2023, by and between Remark Holdings, Inc. and Ionic Ventures, LLC.
10.3*	Note Purchase Agreement, dated as of March 14, 2023, by and among Remark Holdings, Inc., certain of its subsidiaries party thereto, and Mudrick Capital Management, LP.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*    Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. We will furnish supplementally a copy of any omitted exhibits or schedules to the Securities and Exchange Commission upon request.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remark Holdings, Inc.

Date:	March 16, 2023	By:	/s/ Kai-Shing Tao
		Name:	Kai-Shing Tao
		Title:	Chief Executive Officer